EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements of Knology, Inc. (“Knology”) No. 333-103248 on Form S-8 and Nos. 333-120745 and 333-117675 on Form S-3 of our report dated March 28, 2005, relating to the consolidated financial statements of Knology for the years ended December 31, 2004, 2003 and 2002 appearing in this Annual Report on Form 10-K of Knology for the year ended December 31, 2004

Deloitte & Touche LLP

Atlanta, Georgia
March 28, 2005